UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CNL Healthcare Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNL HEALTHCARE TRUST, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

April 30, 2012

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of CNL Healthcare Trust, Inc. (the “Company”) on Thursday, June 28, 2012, at 9:30 a.m. Eastern Time, at CNL Center at City Commons, 450 South Orange Avenue, 12th Floor, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”). The Company’s board of directors (the “Board”) and executive officers look forward to greeting you personally. Enclosed for your review are the proxy card, proxy statement, with notice setting forth the business to come before the 2012 Annual Meeting, and the Company’s 2011 annual report.

As of December 31, 2011, the Company had cumulatively raised approximately $13.3 million in gross proceeds through its public offerings of its shares of common stock. Following its investment policies of acquiring carefully selected and well-located senior housing, healthcare and other income-producing properties, the Company believes it has invested the proceeds of the offerings in a unique portfolio of assets with established long-term operating histories that it believes will provide long-term value to the stockholders. As of April 15, 2012, we have built a portfolio of five senior housing properties.

In the accompanying proxy statement, the Board is requesting that you consider the election of six directors. The Board unanimously recommends that you vote “FOR ALL” to elect each of the nominated directors.

In the accompanying proxy statement, the Board is also requesting that you vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified auditors for the Company’s fiscal year ending December 31, 2012.

Your vote is critical. Regardless of the number of shares you own in the Company, it is very important that your shares be represented. This year, you may authorize your proxy by Internet or telephone or vote by mailing your proxy card. Please complete and return the enclosed proxy card today. Voting will ensure your representation at the Annual Meeting if you choose not to attend in person. Thank you for your attention to this matter.

Sincerely,

James M. Seneff, Jr.

Chairman of the Board

Stephen H. Mauldin

Chief Executive Officer and President

CNL HEALTHCARE TRUST, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Annual Meeting to be held June 28, 2012

To Our Stockholders:

Notice is hereby given that the 2012 annual meeting of stockholders of CNL Healthcare Trust, Inc., a Maryland corporation (the “Company”), will be held at CNL Center at City Commons, 450 South Orange Avenue, 12th Floor, Orlando, Florida 32801 on Thursday, June 28, 2012, at 9:30 a.m. Eastern Time (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the following purposes:

1.	To elect six directors of the Company for terms expiring at the 2013 annual meeting of stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Company’s board of directors does not know of any other matters that may be voted upon at the Annual Meeting other than the matters set forth in the first two proposals listed above.

Only stockholders of record at the close of business on April 6, 2012 are entitled to notice of, and to vote at, the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. All stockholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also authorize your proxy by Internet or telephone by following the instructions on the proxy card. It is important that your shares be voted. By voting promptly, you can help the Company avoid additional expenses to ensure that a quorum is met so the Annual Meeting can be held. If you decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

Holly J. Greer Secretary

April 30, 2012

Orlando, Florida

ii

PROXY STATEMENT

iii

CNL HEALTHCARE TRUST, INC.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(800) 522-3863

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished by the Board of Directors (the “Board”) of CNL Healthcare Trust, Inc., a Maryland corporation (the “Company”), in connection with the solicitation by the Board of proxies to be voted at the annual meeting of stockholders to be held at 9:30 a.m. Eastern Time on Thursday, June 28, 2012, at the Company’s offices located at CNL Center at City Commons, 450 South Orange Avenue, 12th Floor, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the purposes set forth in the accompanying notice of such meeting. Only stockholders of record at the close of business on April 6, 2012 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. This proxy statement, proxy card, notice setting forth matters upon which stockholders are entitled to vote, and the 2011 annual report are first being mailed to stockholders on April 30, 2012.

As of April 6, 2012, there were 4,425,022 shares of common stock of the Company outstanding and entitled to vote. As of the Record Date, officers and directors of the Company had the power to vote, as determined by the rules of the U.S. Securities and Exchange Commission (the “Commission”), less than 1% of the outstanding shares of common stock.

Proxy and Voting Procedures

Your vote is important. You can save the Company the expense of a second mailing by voting promptly.

A proxy card is enclosed for your use. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted (i) FOR ALL with respect to the election of the six director nominees named herein; and (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012. With respect to any other business that may properly come before the stockholders for any vote at the Annual Meeting, your shares will be voted in the discretion of the proxy holder.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. The presence, in person or by proxy, of the holders of 50% of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. A stockholder may withhold his or her vote in the election of directors or may abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast.

A majority of the votes represented in person or by proxy at the Annual Meeting is required for the election of each director, provided a quorum is present. Withheld votes and abstentions will have the effect of a vote against each nominee for director.

If sufficient votes for approval of any of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company intends to postpone or adjourn the Annual Meeting in order to solicit additional votes with respect to that matter. The form of proxy the Board is soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, the Company will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

Proxy Authorization by Internet or Telephone

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access also may authorize proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If you have questions about authorizing your proxy by telephone or internet, call Broadridge Investor Communication Solutions, Inc. (“Broadridge”), the Company’s proxy solicitor, toll-free at 1-877-257-9948.

Please refer to the enclosed proxy card for instructions on how to submit your vote. If you choose not to authorize a proxy by telephone or by Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Revocation of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to Holly J. Greer, Secretary of the Company, stating that the proxy is being revoked, (2) by presentation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the Annual Meeting and voting in person.

Solicitation Expenses

In addition to solicitation of proxies by mail and telephone by the Company’s proxy solicitor, directors and officers of the Company and certain employees of CNL Capital Markets Corp. and CNL Securities Corp., affiliates of the Company’s advisor, CNL Healthcare Corp. (the “Advisor”), also may solicit proxies by telephone, e-mail, facsimile or other electronic means or in person, without additional remuneration. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. The Company has engaged Broadridge to aid in the solicitation of proxies for which Broadridge will charge the Company a flat fee of $2,000 and reimbursement of reasonable out-of-pocket expenses.

Notice of Internet Availability of Proxy Materials

In accordance with the rules and regulations adopted by the Commission, in addition to mailing printed copies of proxy materials to stockholders, the Company is also providing access to these materials via the Internet. As more fully described on the proxy card, stockholders may now access and review the Company’s proxy materials, authorize their proxies and/or elect to receive next year’s proxy materials electronically via the web address provided below.

The Proxy Statement and the 2011 Annual Report to

Shareholders are available at www.proxyvote.com.

Where to Obtain More Information

The mailing address of the principal executive offices of the Company is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Notices of revocation of proxies should be sent to the attention of the Company’s Secretary, Holly J. Greer, at this address.

The Company makes available free of charge on its website, www.cnllhealthcaretrust.com, the Company’s Annual Report on Form 10-K, as well as all other filings as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Commission.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 that was filed with the Commission will be furnished without the accompanying exhibits to stockholders upon payment of a reasonable fee and written request sent to the Secretary, Holly J. Greer, at the Company’s offices. Each such request must set forth a good faith representation that as of April 6, 2012, the person making the request was the beneficial owner of common stock entitled to vote at the Annual Meeting.

A copy of the Company’s Annual Report to shareholders for the year ended December 31, 2011 (the “2011 Annual Report”) accompanies this proxy statement.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

The persons named below have been nominated by the Board for election as directors to serve until the 2013 annual meeting of stockholders or until their successors have been elected and qualify. James M. Seneff, Jr. has been a director since the Company’s inception in June 2010. Thomas K. Sittema has been a director since April 13, 2012. Bruce Douglas and Dennis N. Folken have served as Independent Directors since October 19, 2010. Michael P. Haggerty and J. Douglas Holladay have served as Independent Directors since April 13, 2012.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board may recommend. A majority of all of the votes represented in person or by proxy at the Annual Meeting is required for the election of directors.

A majority of the Company’s directors are required to be independent, as that term is defined in the Company’s Amended and Restated Charter (“the Charter”) and as set forth below under “Board Independence.”

The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees.

Set forth below is each nominee’s name, age, principal occupation or employment during the periods indicated, and other biographical information.

The Board unanimously recommends a vote “FOR ALL” to elect each of the following nominees to the Board:

James M. Seneff, Jr.

Thomas K. Sittema

Bruce Douglas

Dennis N. Folken

Michael P. Haggerty

J. Douglas Holladay

Directors and Executive Officers as of April 30, 2012.

Name	Age	Position

James M. Seneff, Jr.	65	Director and Chairman of the Board
Thomas K. Sittema	53	Director and Vice Chairman of the Board
Bruce Douglas	79	Independent Director
Dennis N. Folken	77	Independent Director
Michael P. Haggerty	59	Independent Director
J. Douglas Holladay	65	Independent Director
Stephen H. Mauldin	43	President and Chief Executive Officer (Principal Executive Officer)
Joseph T. Johnson	37	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)
Ixchell C. Duarte	45	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Holly J. Greer	40	Senior Vice President, General Counsel and Secretary

James M. Seneff, Jr. Chairman of the Board and Director. Mr. Seneff has served as the chairman of the Board and a director since the Company’s inception in June 2010, and as the chairman of the Company’s Advisor since its inception in June 2010. Mr. Seneff has served as a director of CNL Lifestyle Properties, Inc., a public, non-traded REIT (2003 to present), a director of the managing member of its former advisor, CNL Lifestyle Company, LLC (2003 to December 2010), and a director of its current advisor, CNL Lifestyle Advisor Corporation (December 2010 to present); chairman of the board and a director of Global Growth Trust, Inc., a public, non-traded REIT, since its inception in December 2008, and chairman of the board and a manager of its advisor, CNL Global Growth Advisors, LLC, since its inception in December 2008; and chairman of the board and a director of Global Income Trust, Inc., a public, non-traded REIT, since its inception in March 2009, and a manager of its advisor, CNL Global Income Advisors, LLC, since its inception in December 2008.

Mr. Seneff is the sole member of CNL Holdings, LLC (“CNL Holdings”) and has served as the chairman, chief executive officer and/or president of several of CNL Holdings’ subsidiaries, including chief executive officer and president (2008 to present) of CNL Financial Group, LLC, the Company’s sponsor (“CFG” or the “Sponsor”); and, as executive chairman (January 2011 to present), chairman (1988 to January 2011), chief executive officer (1995 to January 2011) and president (1980 to 1995) of CNL Financial Group, Inc., a diversified real estate company (“CNL”). Mr. Seneff serves or has served on the board of directors of the following CNL Holdings’ affiliates: CNL Hotels & Resorts, Inc., a public, non-traded REIT (1996 to April 2007), and its advisor, CNL Hospitality Corp. (1997 to June 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, non-traded REIT, and its advisor, CNL Retirement Corp. (1997 to October 2006); CNL Restaurant Properties, Inc., a public, non-traded REIT, and its advisor (1994 to 2005 (became self-advised)); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); Trustreet Properties, Inc. (“Trustreet”), a publicly traded REIT (2005 to February 2007); CNL Securities Corp., a FINRA-registered broker-dealer and the managing dealer of the Company’s current offering (1979 to present); and CNL Capital Markets Corp. (1990 to present). Mr. Seneff is also the chairman and a principal stockholder of CNLBancshares, Inc. (1999 to present), which owns CNLBank. Mr. Seneff received his B.A. in business administration from Florida State University.

As a result of these professional and other experiences, Mr. Seneff possesses particular knowledge of real estate acquisition, ownership and dispositions in a variety of public and private real estate investment vehicles. This experience strengthens the Board’s collective knowledge, capabilities and experience. Mr. Seneff is principally responsible for overseeing the formulation of the Company’s strategic objectives.

Thomas K. Sittema. Vice Chairman of the Board and Director. Mr. Sittema has served as the vice chairman of the Board and a Director since April 2012. Mr. Sittema served as the Company’s chief executive officer from September 2011 to April 2012 and since September 2011 has served as chief executive officer of the Advisor. Mr. Sittema also serves as vice chairman of the board of CNL Lifestyle Properties, Inc. (April 2012 to present). He served as chief executive officer of CNL Lifestyle Properties, Inc. from September 2011 to April 2012 and has served in that position for its advisor since September 2011. Mr. Sittema has served as chief executive officer (January 2011 to present) and vice president (February 2010 to January 2011) of CNL, an affiliate of CFG and sponsor of CNL Lifestyle Properties, Inc.

Mr. Sittema has also served as chairman and a member of the board of directors of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (October 2010 to present). Mr. Sittema has also served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). Most recently while at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema received his B.A. in Business Administration from Dordt College, and an M.B.A. with a concentration in Finance from Indiana University.

As a result of these professional and other experiences, Mr. Sittema possesses particular knowledge of real estate acquisition, ownership and disposition that strengthens the Board’s collective knowledge, capabilities and experience.

Bruce Douglas. Independent Director. Dr. Douglas joined the Board as an Independent Director in October 2010. He has also served as an independent director of CNL Lifestyle Properties, Inc., a public, non-traded REIT, since 2004. Dr. Douglas founded and has been the chief executive officer of Harvard Development Company, a real estate development organization specializing in urban revitalization and rejuvenation since 2001. He additionally has served as an independent director (since 2004) of CNL Lifestyle Properties, Inc., a public, non-traded REIT. Dr. Douglas was the President of Sterling College from 2005 through 2008. Dr. Douglas founded The Douglas Company, a construction and engineering firm, and was chairman and chief executive officer from 1975 to 2001. Dr. Douglas received his B.A. in physics from Kalamazoo College, a B.S. in civil engineering from the University of Michigan, an M.P.A. from Harvard University and a Ph.D. in history at the University of Toledo.

As a result of these professional and other experiences, Mr. Douglas possesses particular knowledge of real estate development and planning that strengthens the Board’s collective knowledge, capabilities and experience.

Dennis N. Folken. Independent Director. Mr. Folken joined the Board as an Independent Director in October 2010. He is a retired certified public accountant who worked with several local accounting firms before joining Coopers & Lybrand, Certified Public Accountants, where he served as an office managing partner and group managing partner from 1969 until 1988. From 1989 until his retirement in 1997, Mr. Folken served as a manager of Devex Realty, Inc. & Comreal, Inc., a real estate brokerage firm, and an adviser to Fiduciary Associates, Inc., a trust administration company. Additionally he has served as an independent director of CNL Lifestyle Properties, Inc., a public, non-traded REIT since 2004. Mr. Folken received a B.A. from Rollins College and attended the University of Florida Graduate School of Business. He received his certified public accountant designation in 1957.

As a result of these professional and other experiences, Mr. Folken possess particular knowledge of accounting and tax practices that strengthens the Board’s collective knowledge, capabilities and experience.

Michael P. Haggerty. Independent Director. Mr. Haggerty joined the Board as an Independent Director in April 2012. Since 1984, Mr. Haggerty has been a partner at Jackson Walker, LLC, a Dallas-based law firm. For more than 20 years, Mr. Haggerty has headed the finance group of Jackson Walker. Mr. Haggerty’s commercial real estate practice has included the negotiation, structuring, and documentation of interim and permanent financing of office buildings, shopping centers, retirement facilities, restaurants, industrial properties, and multi-family residential projects. The credit facilities have involved both single asset and portfolio transactions; multi-state transactions; partnerships, corporations, REIT’s, conduits, and pension funds; equity participations; loan participations; letters of credit; multi-creditor facilities; and commercial and residential mortgage warehouse lines of credit. Mr. Haggerty has served as a director of North Dallas Bank & Trust Co. Mr. Haggerty attained a B.B.A. from the University of Georgia and a J.D. from the University of Virginia School of Law. Since 1978, Mr. Haggerty has been admitted to practice law in the states of both Texas and Georgia.

As a result of these professional and other experiences, Mr. Haggerty possesses particular knowledge of real estate and commercial law that strengthens the Board’s collective knowledge, capabilities and experience.

J. Douglas Holladay. Independent Director. Mr. Holladay has been an independent director of the Company since April 13, 2012. Mr. Holladay has served as a General Partner of Elgin Capital Partners, a private energy company based in Denver from 2008 to the present. He is an advisor to Alexander Proudfoot, Headwaters, the Business Growth Alliance, and the Case Foundation. From 1999 to 2008, Mr. Holladay was co-founder of a middle market private equity fund, Park Avenue Equity Partners. Since 2011, Mr. Holladay has been a guest columnist for the online Washington Post and is an adjunct professor at Georgetown University. From 2009 to the present, Mr. Holladay has served on the board of Miraval, a privately held luxury resort and spa located in Arizona. From July 2004 to April 2007, Mr. Holladay served as a member of the board of directors of CNL Hotels & Resorts, Inc., a public non-traded REIT affiliated with CNL Financial Group. From 2004 until July 2008, Mr. Holladay also served as an advisor to Providence Capital (now CNL Opportunity Fund), a hedge fund based in Minnesota. Previously, Mr. Holladay held senior positions at Goldman, Sachs & Co., the U.S. State Department and the White House. While a diplomat, Mr. Holladay was accorded the personal rank of ambassador. Between 2000 and 2009, Mr. Holladay served as a director for Sunrise Senior Living, Inc., a public company that provides senior living services in the United States, Canada and the United Kingdom. Mr. Holladay attained an M.Litt. in political and economic history from Oxford University, an M.A. in theology from Princeton Theological Seminary, and an A.B. in political science from the University of North Carolina, Chapel Hill. He holds honorary doctorates from Morehouse College and Nyack College.

As a result of these professional and other experiences, Mr. Haggerty possesses particular knowledge of real estate investment and finance and the capital markets that strengthens the Board’s collective knowledge, capabilities and experience.

Stephen H. Mauldin. President and Chief Executive Officer. Mr. Mauldin has served as the Company’s chief executive officer since April 2012. Mr. Mauldin has also served as president of the Company and the Advisor since September 2011. He served as the chief operating officer of the Company from September 2011 to April 2012 and since September 2011 has held that position with the Advisor. He also serves as president since September 2011 of each of CNL Lifestyle Properties, Inc. and its advisor, CNL Lifestyle Advisor Corporation, chief executive officer of CNL Lifestyle Properties, Inc. (since April 2012), and was the chief operating officer of each of CNL Lifestyle Properties, Inc. (September 2011 to April 2012) and its advisor (September 2011 to present).

Prior to joining the Company, Mr. Mauldin most recently served as chief executive officer, president and a member of the board of directors of Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-used development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States (1998 to June 2006). From August 1996 to January 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from The University of Tampa and received an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

Joseph T. Johnson. Senior Vice President, Treasurer and Chief Financial Officer. Mr. Johnson has served as the Company’s treasurer since April 2012. Mr. Johnson has also served as the Company’s senior vice president since June 2010 and chief financial officer since August 2011. He previously served as the Company’s chief accounting officer (June 2010 to August 2011) and secretary (June 2010 to March 2011). Mr. Johnson has also served as chief accounting officer (June 2010 to March 2012) and senior vice president of finance of the Advisor (April 2011 to present). Mr. Johnson has served as treasurer since April 2012, senior vice president since February 2007 and chief financial officer since August 2011 of CNL Lifestyle Properties, Inc. He was previously vice president of accounting and financial reporting (January 2006 to February 2007) and chief accounting officer (February 2007 to August 2011) of CNL Lifestyle Properties, Inc. He served in comparable positions at CNL Lifestyle Properties, Inc.’s former advisor, CNL Lifestyle Company, LLC, and is currently serving as senior vice president of finance and chief accounting officer of its current advisor, CNL Lifestyle Advisors Corporation. Mr. Johnson was previously employed by CNL Hospitality Corp. (2001 to 2005), the advisor to CNL Hotels and Resorts, Inc., most recently as vice president of accounting and financial reporting. Prior to that, he worked in the audit practice of KPMG LLP. Mr. Johnson is a certified public accountant. He received a B.S. in accounting and an M.S. in accounting from the University of Central Florida.

Holly J. Greer. Senior Vice President, General Counsel and Secretary. Ms. Greer has served as the Company’s senior vice president, general counsel and secretary since March 2011. She previously served as the Company’s vice president and associate general counsel (June 2010 to March 2011). Ms. Greer has also served as senior vice president, legal affairs of the Advisor since March 2011. Ms. Greer has served as a senior vice president, general counsel and secretary of Global Growth Trust, Inc. and Global Income Trust, Inc., public, non-traded REITs, since August 2011 and as senior vice president and secretary of their advisors since August 2011. Ms. Greer joined CNL Lifestyle Properties, Inc., a public, non-traded REIT, in August 2006, where she initially served as acquisition counsel for its former advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until November 2009, Ms. Greer served as counsel to the former advisor of CNL Lifestyle Properties, Inc., overseeing real estate and general corporate legal matters. Ms. Greer served as associate general counsel and vice president of CNL Lifestyle Properties, Inc. and its former advisor since November 2009, and effective March 2011, Ms. Greer has served as general counsel, senior vice president and secretary of CNL Lifestyle Properties, Inc., and effective April 2011, as senior vice president, legal affairs of CNL Lifestyle Advisor Corporation, its current advisor. Prior to joining CNL Lifestyle Properties, Inc., Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in communications and political science from Florida State University and her J.D. from the University of Florida.

Ixchell C. Duarte. Senior Vice President and Chief Accounting Officer. Ms. Duarte has served as the Company’s senior vice president and chief accounting officer since March 2012, and was previously a vice president with the Company (February 2012 to March 2012). Ms. Duarte has also served as senior vice president and chief accounting officer since March 2012 of CNL Lifestyle Properties, Inc., a public, non-traded REIT, and was previously its vice president (February 2012 to March 2012). Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet Properties, Inc., a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet Properties, Inc. and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL Financial Group, Inc. affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of PricewaterhouseCoopers where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). Ms. Duarte is a certified public accountant. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania.

Board Leadership Structure: Board Independence

The Board is comprised of six directors, with Mr. Seneff serving as the Chairman of the Board. The Company’s bylaws allow the roles of Chairman of the Board and Chief Executive Officer to be separated or combined, and the Board believes that it is appropriate to have these as separate positions at this time on account of the varying strengths, experiences and relationships of each of these individuals in the real estate industry. The Chairman, Mr. Seneff, has unique knowledge, experience and relationships with the Board and management and within a broad spectrum of the real estate market, and his continued role as Chairman provides significant value to the Company. Mr. Mauldin, the president and chief executive officer, has extensive experience and relationships in the sectors in which the Company acquires and owns real estate properties and the Board believes that these attributes are complementary to the strengths of Mr. Seneff.

For the year ended December 31, 2011, each of Messrs. Douglas, Folken and Woody served as Independent Directors. Although the Company’s shares are not listed on the New York Stock Exchange, the Company applied the exchange’s standards of independence to its own outside directors and for the year ended December 31, 2011, each of Messrs. Douglas, Folken and Woody met the definition of “independent” under Section 303A.02 of the New York Stock Exchange listing standards.

The Audit Committee focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Throughout the year, the Board provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. Annually, the Audit Committee holds an extensive meeting with senior management, PricewaterhouseCoopers and internal audit dedicated to reviewing the categories of risk the Company faces, including any risk concentrations and risk interrelationships, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts.

Compensation of Independent Directors

During the year ended December 31, 2011, each Independent Director received a $15,000 annual fee for services as well as $2,000 per Board meeting attended whether they participated by telephone or in person. Each director serving on the Audit Committee received $2,000 per Audit Committee meeting attended whether they participated by telephone or in person. The Audit Committee Chair received an annual retainer of $10,000 in addition to Audit Committee meeting fees and fees for meeting with the independent accountants as a representative of the Audit Committee. Independent Directors are also paid $2,000 per day for their participation in certain meetings and other Company-related business outside of normally scheduled Board meetings. No additional compensation is paid for attending the Annual Meeting.

The following table sets forth the compensation paid to the Company’s directors during the year ended December 31, 2011, for their service on the Board and the Audit Committee (where applicable):

Name	Fees Earned or Paid in Cash	Total
James M. Seneff, Jr.	None	None
Robert A. Bourne	None	None
Bruce Douglas	$29,500	$29,500
Dennis N. Folken	$37,833	$37,833
Robert J. Woody	$29,500	$29,500

Board Meetings During Fiscal Year 2011

The Board met five times during 2011. Each member of the Board attended 100% of the total Board meetings. The Audit Committee met twice during 2011. Each member of the Audit Committee attended 100% of the two Audit Committee meetings during 2011. Although the Company does not have a policy on director attendance at the annual meeting of stockholders, directors are encouraged to do so. Last year, all of the directors attended the Company’s annual meeting of stockholders.

Committees of the Board of Directors

The Company has a standing Audit Committee, the members of which are selected by the Board each year. During 2011, the Audit Committee was comprised of Bruce Douglas, Dennis N. Folken and Robert J. Woody, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange referenced above and the NASAA Statement of Policy Regarding Real Estate Investment Trusts. The Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is posted on the Company’s website at www.cnlhealthcaretrust.com/n-filings.asp. The Audit Committee assists the Board by providing oversight responsibilities relating to:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of the Company’s independent auditors;

•	The systems of internal controls;

•	The performance of the Company’s internal audit function;

•	Compliance with management’s audit, accounting and financial reporting policies and procedures; and

•	Company risk management.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2011, the Audit Committee met two times with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The Audit Committee has determined that Mr. Folken, the Chairman of the Audit Committee and an Independent Director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, the Company does not have a nominating committee, and therefore, does not have a nominating committee charter. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only six members, including four Independent Directors (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified Board candidates. The Board does not have a formal policy regarding diversity. The Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Company stockholders may recommend individuals to the Board for consideration as potential director candidates by timely submitting their names and appropriate background and biographical information to the Company’s Secretary at the Company’s office. (See “Proposals for the 2013 Annual Meeting of Stockholders.”) Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Currently, the Company does not have a compensation committee because it does not have any employees and does not separately compensate its executive officers for their services as officers. At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange such as the New York Stock Exchange or the National Market System of The NASDAQ Stock Market, the Company will form a compensation committee, the members of which will be selected by the full Board each year.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2011 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered certified public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those Charged with Governance,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers required by Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2011, for filing with the Commission.

The 2011 Audit Committee:
Bruce Douglas
Dennis N. Folken
Robert J. Woody

Corporate Governance

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations. In particular:

•	The majority of the Board is independent of the Company and management, and all of the members of the Audit Committee are independent.

•	The Board has adopted a charter for the Audit Committee. One member of the Audit Committee is an “audit committee financial expert” under Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•

The Company has adopted a Code of Business Conduct that applies to all directors and officers of the Company as well as all directors, officers and employees of the Company’s Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•

The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Company’s Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Company’s Code of Business Conduct and Whistleblower Policy are available on the Company’s website at http://www.cnlhealthcaretrust.com/n-filings.asp.

Stockholder Communications

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to the Board member or members, c/o Holly J. Greer, Secretary, CNL Healthcare Trust, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Secretary will review and forward correspondence to the appropriate person or persons for response.

EXECUTIVE COMPENSATION

Board of Directors Report on Compensation

The following report of the Board does not constitute “soliciting material” and should not be deemed “filed” with the Commission or incorporated by reference into any other filing the Company makes under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Board has reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement (“CD&A”). Based on the Board’s review of the CD&A and the Board’s discussions of the CD&A with management, the Board has approved including the CD&A in this proxy statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The 2011 Board of Directors:

James M. Seneff, Jr.
Robert A. Bourne
Bruce Douglas
Dennis N. Folken
Robert J. Woody

Compensation Discussion and Analysis

The Company has no employees and all of its executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. The Company does not separately compensate its executive officers for their service as officers. The Company did not pay any annual salary or bonus or long-term compensation to its executive officers for services rendered in all capacities to the Company during the year ended December 31, 2011. See “Certain Relationships and Related Transactions” for a description of the fees paid and expenses reimbursed to the Advisor and its affiliates.

If the Company determines to compensate named executive officers in the future, the Board will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of the Company’s shares.

SECURITY OWNERSHIP

The following table sets forth as of April 6, 2012, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than 5% of its common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801:

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares
James M. Seneff, Jr.	22,501(1)	*
Bruce Douglas	11,250	*
Dennis N. Folken	—	—
Michael P. Haggerty	—	—
J. Douglas Holladay	—	—
R. Byron Carlock, Jr.(2)	—	—
Thomas K. Sittema	—	—
Stephen H. Mauldin	—	—
Tammie A. Quinlan(3)	—	—
Joseph T. Johnson	—	—
Ixchell C. Duarte	—	—
Holly J. Greer	—	—

All directors and executive officers as a group (12 persons)	33,751	*

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Represents shares attributed to Mr. Seneff as a result of his control of CFG, the Sponsor, which indirectly owns 22,333 shares of the Company’s common stock.

(2)	R. Byron Carlock, Jr. served as the Company’s president and chief executive officer from its inception through August 31, 2011.

(3)	Tammie A. Quinlan served as the Company’s chief financial officer from its inception through April 9, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the Company’s executive officers are executive officers of, or are on the board of directors of the Advisor. In addition, certain directors hold similar positions with CNL Securities Corp. the managing dealer of the Company’s current offering and a wholly owned subsidiary of CNL (the “Managing Dealer”).

Administration of the Company’s day-to-day operations is provided by the Advisor, pursuant to the terms of an advisory agreement. The Advisor also serves as our consultant in connection with policy decisions to be made by our board of directors, manages our properties and renders such other services as our board of directors deems appropriate. The Advisor also bears the expense of providing the executive personnel and office space to the Company. Our Advisor is at all times subject to the supervision of the Board and has only such functions and authority as the Company may delegate to it as our agent. The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with offerings).

The Advisor and its affiliates are also entitled to reimbursement of certain costs incurred on behalf of the Company in connection with the Company’s organization, its current offering, acquisitions, and operating activities. To the extent that operating expenses payable or reimbursable by the Company, in any four consecutive fiscal quarters commencing with July 1, 2012 (the “Expense Year”), exceed the greater of 2% of average invested assets or 25% of net income, the Advisor shall reimburse the Company, within 60 days after the end of the Expense Year, the amount by which the total operating expenses paid or incurred by the Company exceed the greater of the 2% or 25% threshold. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of its independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

The Advisor and its affiliates are entitled to receive fees and compensation in connection with offerings and permanent financings that the Company obtains, and the acquisition, management and sale of our assets.

In addition, the Advisor receives investment services fees equal to 1.85% of the purchase price of properties or the amount invested in the case of other assets for services rendered in connection with the selection, evaluation, structure and purchase of assets. No investment services fee is paid in connection with the purchase of securities; however, a usual and customary brokerage fee may be paid to an affiliate or related party of the Advisor if, at the time of each payment such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are purchased.

Under the advisory agreement, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties, including its proportionate share of those properties owned in joint ventures, and of the outstanding principal amount of any loans made, and an amount equal to 0.1042% of the book value of securities owned, as of the end of the preceding month.

The Advisor will also receive a financing coordination fee for services rendered with respect to refinancing of any debt obligations of the Company or its subsidiaries equal to 1.0% of the gross amount of the refinancing.

The Company will pay the Advisor a disposition fee in an amount equal to (i) in the case of the sale of real property, the lesser of (a) one-half of a competitive real estate commission, or (b) 1% of the sales price of such property, and (ii) in the case of the sale of any asset other than real property or securities, 1% of the sales price of such asset, if the Advisor, its affiliates or related parties provide a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more assets (including a sale of all of its assets or the sale of it or a portion thereof). The Company will not pay the Advisor a disposition fee in connection with the sale of securities that are investments; however, a disposition fee in the form of a usual and customary brokerage fee may be paid to an affiliate or related party of the Advisor if, at the time of such payment, such affiliate or related party is a properly registered and licensed broker-dealer (or equivalent) in the jurisdiction in which the securities are being sold. Any disposition fee paid to an affiliate or related party of the Advisor in connection with the sale of securities will be included in the Company’s total operating expenses for purposes of calculating conformance with the 2%/25% guidelines, as defined in the advisory agreement.

Under the advisory agreement and the Company’s Charter, the Advisor will be entitled to receive certain subordinated incentive fees upon (a) sales of assets and/or (b) listing on a national securities exchange (“Listing”) (which would also include the receipt by the Company’s stockholders of securities that are approved for trading on a national securities exchange in exchange for shares of the Company’s common stock as a result of a merger, share acquisition or similar transaction). However, once a Listing occurs, the Advisor will not be entitled to receive an incentive fee on sales of assets. The incentive fees are calculated pursuant to formulas set forth in both the advisory agreement and the Charter. All incentive fees payable to the Advisor are subordinated to the return to investors of their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital. Upon termination or non-renewal of the advisory agreement by the Advisor for good reason (as defined in the advisory agreement) or by the Company other than for cause (as defined in the advisory agreement), a Listing or sale of assets after such termination or non-renewal will entitle the Advisor to receive a pro-rated portion of the applicable subordinated incentive fee.

In addition, the Advisor or its affiliates may be entitled to receive fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property, subject to approval of the Company’s board of directors, including a majority of its independent directors

The Managing Dealer receives selling commissions of up to 7% of gross offering proceeds on all shares sold, a marketing support fee of up to 3% of gross offering proceeds, and reimbursement of actual expenses incurred in connection with due diligence of the offering. All or any portion of these fees may be re-allowed to participating brokers.

On June 8, 2011, the Company entered into an agreement with CNL Capital Markets Corp., an affiliate of CNL, for certain administrative services, including negotiating and executing an agreement with a duly registered transfer agent, responding to administrative calls from broker-dealers, financial advisors and investors and performing other administrative services related to ownership of the Company’s shares for which services CNL Capital Markets Corp. will receive an annual maintenance fee based on the number of investors.

The Company will pay its property manager, an affiliate of the Company’s Advisor, property management fees of (i) 2% of annual gross rental revenues from the Company’s single tenant properties, and (ii) 4% of annual gross rental revenues from the Company’s multi-tenant properties (the “Property Management Fee”). In the event that the Company contracts directly with a third-party property manager in respect of a property, the Company may pay its property manager an oversight fee of up to 1% of annual gross revenues of the property managed; however, in no event will the Company pay both a Property Management Fee and an oversight fee to its property manager with respect to the same property. The Company will also pay its property manager a project management fee equal to 5% of the total hard and soft costs for managing tenant and capital improvements. The property manager will be reimbursed for the costs and expenses incurred on the Company’s behalf to the extent included in an annual business plan for a property, or as the Company may otherwise agree.

The following related party costs incurred by the Company from October 5, 2011 (the date the Company commenced operations) through December 31, 2011 and any related amounts payable as of December 31, 2011 for fees and expenses described above are summarized below:

	Incurred	Due to Related Parties
Selling commissions (1)	$915,780	$57,516
Marketing support fees (1)	392,477	24,650
Reimbursement of other offering costs (1)	664,130	41,416
Reimbursement of organizational and operating expenses (2)	1,761,404	69,173

	$3,733,791	$192,755

(1)	Selling commissions, marketing support fees and reimbursements of offering costs are charged as incurred against stockholders’ equity in the accompanying consolidated balance sheets. Selling commissions and marketing support fees are payable to the Managing Dealer. Reimbursements of other offering costs are payable to the Advisor.

(2)

Operating expenses are payable to the Advisor and charged as incurred against general and administrative expenses in the accompanying consolidated statement of operations. Acquisition expenses in connection with transactions deemed to be business combination including those expenses on investment transactions that the Company determined not to pursue, are expensed as incurred against acquisition expenses in the accompanying consolidated statement of operations.

The Company has paid or accrued approximately $1.3 million in selling commissions and marketing support fees and paid or accrued approximately $0.7 million of other offering costs, which amounts represent the Company’s maximum liability for selling commissions, marketing support fees and other organizational and offering costs as of December 31, 2011. Organizational and other offering costs incurred by the Advisor become a liability to the Company only to the extent selling commissions, marketing support fees and organizational and other offering costs do not exceed 15% of the gross proceeds of the offering.

The Advisor has incurred on the Company’s behalf approximately an additional $3.6 million of costs in connection with the Company’s offering (exceeding the 15% expense cap) as of December 31, 2011. These costs will be recognized by the Company in future periods as the Company receives future offering proceeds to the extent such costs are within the 15% expense cap.

During 2011 we received subscriptions of $13,290,246 and incurred stock issuance costs of $1,972,387. Stock issuance costs consist of selling commissions, marketing support fees, due diligence expense reimbursement, and organizational and other offering costs. The ratio of stock issuance costs to subscriptions received was 1:7 during 2011.

During 2011, our Total Operating Expenses incurred represented approximately 100.2% of Net Loss, as each term is defined in our Charter.

The Company maintains an account at CNLBank in which Mr. Seneff, the Company’s chairman serves as a director. The Company had deposits at CNLBank in the amount of $201,824 and $200,753 as of December 31, 2011 and 2010 of which $1,071 and $753, respectively, relates to interest income earned on the deposits. For the year ended December 31, 2010, the interest income earned on the deposits was recorded as due to related parties in the accompanying consolidated balance sheets as these funds would have been released to the Advisor in the event the Company did not raise the offering proceeds needed to become operational. On October 5, 2011, the Company commenced its operations and $753 was recorded as interest income in the accompanying consolidated statement of operations for the year ended December 31, 2011.

Policies Regarding Transactions with Certain Affiliates

Item 404 of the Commission’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of any class of the Company’s voting securities and immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which a related person is employed or with whom he has a relationship and in which such person has a 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Company’s Charter contains, and/or the Board has adopted, restrictions relating to (i) transactions between the Company and its Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and loans among certain affiliated entities. These restrictions include the following:

Provision of goods and services. No goods or services will be provided by the Company’s Advisor or its affiliates to the Company except for transactions in which the Company’s Advisor or its affiliates provide goods or services to the Company in accordance with the Charter, or, if a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transactions, approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Purchase or lease of properties. The Company will not purchase or lease properties in which its Sponsor, Advisor, directors or their affiliates have an interest without the determination, by a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is fair and reasonable to the Company and at a price no greater than the cost of the asset to the Sponsor, the Advisor, the Company’s directors or their affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is reasonable. In no event will the Company acquire any such asset at an amount in excess of its appraised value, as is determined by an independent expert selected by the Company’s Independent Directors. The Company will not sell or lease properties to the Advisor, the Company’s directors or their affiliates unless a majority of the directors, including a majority of the Independent Directors not otherwise interested in such transaction, determine the transaction is fair and reasonable to the Company.

Loans to affiliates. The Company will not originate loans to CFG, the Advisor, the Company’s directors or any of their respective affiliates except loans subject to the restrictions governing loans in the Charter and loans to the Company’s wholly-owned subsidiaries or to joint ventures or partnerships in which the Company holds an interest. The Company may not make or invest in a mortgage loan secured by a mortgage on real property which is subordinate to the lien or other indebtedness of CFG, the Advisor, the Company’s directors or their respective affiliates.

Borrowing from affiliates. The Company will not borrow money from CFG, the Advisor, the Company’s directors or any of their respective affiliates unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction conclude that it is fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties under the same circumstances.

Voting of shares. With respect to shares owned by the Advisor, the Company’s directors, or any affiliate, none of the Advisor, the Company’s directors, or any of their affiliates may vote or consent on matters submitted to the Company’s stockholders regarding the removal of the Advisor, the Company’s directors, or any affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, the Company’s directors, and any affiliate may not vote or consent, any shares owned by any of them will not be included.

Investment opportunity allocation. A particular investment opportunity may be suitable for both the Company and CNL Lifestyle Properties, Inc., which is a program sponsored by CNL with an investment strategy that is similar to ours in certain respects. With regard to the allocation of investment opportunities between the Company and CNL Lifestyle Properties, Inc., the Board and the Advisor have agreed that all potential investment opportunities that satisfy the investment criterion for both the Company and CNL Lifestyle Properties, Inc. will be evaluated and administered by an investment allocation committee of the Sponsor.

In the event that an investment opportunity becomes available that is suitable for both the Company and CNL Lifestyle Properties, Inc. and for which both entities have sufficient uninvested funds, the investment opportunity will be evaluated by the investment allocation committee and presented to the Advisor and to the advisor of CNL Lifestyle

Properties, Inc., each of whom will be given a reasonable amount of time to evaluate and express their interest in the opportunity. If only one of either the Company or CNL Lifestyle Properties, Inc. expresses an interest in the opportunity, the opportunity will be allocated to the interested entity, with no further action by the investment allocation committee. If, however, both the Company and CNL Lifestyle Properties, Inc. express an interest in the investment opportunity, the investment allocation committee will consider and conclusively determine the allocation of the investment. In rendering a decision regarding the allocation of an investment opportunity, the investment allocation committee will comparatively examine such factors, among others that the investment allocation committee may deem relevant, as (i) the existing relationship between a program and the seller, expected tenant, developer, lender, or other relevant counterparty for the prospective investment, (ii) the cash requirements of each program, (iii) the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of each program’s respective properties, (iv) the anticipated cash flow of each program, (v) the size of the investment in conjunction with an analysis of the absolute and relative amount of funds available to each program, (vi) any limitations or restrictions on the availability of funds for investment (in total and by property type), and (vii) the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the investment allocation committee, to be more appropriate for an entity other than the entity which committed to make the investment, then the investment may be reallocated to the other entity, however, the Advisor has the right to agree that the other entity may make the investment. Further, if an investment opportunity has been offered to either the Company or CNL Lifestyle Properties, Inc. after consideration by the investment allocation committee, and the selected entity ultimately does not proceed with the investment opportunity, the other entity will be free to pursue the opportunity.

Allocation decisions by the investment allocation committee require participation by all members of the committee, either in person (including by telephone, video conference, or other similar means), or by email or proxy, and will be determined by a majority vote. Any member of the investment allocation committee may appoint an alternate to act in his or her place, or may grant his or her proxy, as necessary. A record of all allocations made and the reasons therefore will be maintained by the investment allocation committee.

The foregoing policy regarding the allocation of investment opportunities shall apply between the Company and CNL Lifestyle Properties, Inc. and will remain in effect until such time as either the Company or CNL Lifestyle Properties, Inc. are no longer advised by affiliates of CNL, or otherwise in the event of a Listing. It is the duty of the Board, including the Independent Directors, to ensure that these allocation policies are applied fairly to the Company.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers acted as the Company’s independent registered certified public accounting firm to audit its books and records for the year ended December 31, 2011. The Audit Committee, which is comprised of all the Independent Directors, has recommended to the Board of Directors that PricewaterhouseCoopers be appointed as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012. Upon the recommendation of the Audit Committee, the Board of Directors has approved the appointment of PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012.

The Board unanimously recommends a vote FOR ratification of the appointment by the Board of Directors of PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012.

Stockholder ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the vote.

Although not required by law or the Company’s governance documents, the Company believes ratification of this appointment is good corporate practice because the audit of its books and records is a matter of importance to its stockholders. If the Company’s stockholders do not ratify the appointment, the Board of Directors will reconsider the appointment of PricewaterhouseCoopers, but still may elect to retain them. Even if the appointment is ratified, the Board of Directors, in their discretion, may change the appointment at any time if it determines that such a change would be in the Company’s best interest and the best interest of its stockholders. Ratification of the appointment of auditors requires a majority of the votes cast.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from the Company’s stockholders.

The Board unanimously recommends a vote “FOR” ratification of PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012.

Auditor Fees

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers for 2011 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table (amounts in thousands).

Year Ended December 31, 2011
Audit fees	$287,000
Audit-related fees	$72,723
Tax fees	$75,149
All other fees	—

Total fees	$434,872

Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements included in its Form 10-K and quarterly reviews of the Company’s interim financial statements included in its Form 10-Q. Audit fees also include fees for services performed by PricewaterhouseCoopers that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include the issuance of comfort letters and consents related to the Company’s registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

Audit-Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations. There are no professional services rendered by PricewaterhouseCoopers that would be classified as audit-related fees during the year ended December 31, 2011.

Tax Fees – Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

All Other Fees – Consists of services related to other fees of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations. There are no professional services rendered by PricewaterhouseCoopers that would be classified as other fees during the year ended December 31, 2011.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s Audit Committee Charter, as adopted by the Audit Committee in October 2010, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the Chief Financial Officer and the Chief Executive Officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

OTHER MATTERS

The Board does not know of any matters to be presented at the Annual Meeting other than those stated herein. If any other business should come before the Annual Meeting, the person(s) named in the enclosed proxy will vote thereon in their discretion.

PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2013 must be received at the Company’s office at 450 South Orange Avenue, Orlando, Florida 32801 no later than January 1, 2013.

Notwithstanding the aforementioned deadline, under the Company’s Bylaws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Secretary of the Company. With respect to proposals for the 2013 annual meeting, the Secretary of the Company must receive notice of any such proposal no earlier than March 30, 2013 and no later than April 29, 2013.

ALL STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

Holly J. Greer
Secretary

April 30, 2012

Orlando, Florida

ANNEX 1

2012 FORM OF PROXY

CNL Healthcare Trust, Inc. (Logo)

450 South Orange Avenue

Orlando, FL 32801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the touch-tone prompts to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the touch-tone prompts.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Sign up today to receive next year’s annual report and proxy materials via the Internet rather than by mail. Additional mailings, such as distribution statements and tax forms, are also available electronically. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.CNLHealthcareTrust.com/gopaperless.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNL HEALTHCARE TRUST, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OR “FOR” THE FOLLOWING PROPOSALS:

1.	Election of six directors, each for a one-year term.

Nominees
01) James M. Seneff, Jr.
02) Thomas K. Sittema
03) Bruce Douglas
04) Dennis N. Folken
05) Michael P. Haggerty
06) J. Douglas Holladay

For All	Withhold All	For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain

3.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of 2012 annual stockholders meeting, the proxy statement with respect thereof and our 2011 annual report to shareholders with respect to our 2011 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated. Important: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement and the 2011 Annual Report to Shareholders are available at:

www.proxyvote.com

PROXY

CNL HEALTHCARE TRUST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James M. Seneff, Jr. and Thomas K. Sittema, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL Healthcare Trust, Inc., the (“Company”), which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of the Company to be held on Thursday, June 28, 2012, at 9:30 a.m., Eastern Time, and any adjournment or postponement thereof, on all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2012, a copy of which has been received by the undersigned.

This Proxy will be voted as directed. If the Proxy is returned signed,

but no direction is given, it will be voted “FOR ALL” or “FOR” the proposals stated.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

ANNEX 2

VOTING REMINDER FLYER

For your convenience, cast your

vote via telephone, mail or internet.

But most importantly…

Please Vote!
Your vote will not be cast automatically for you. We encourage you to cast your vote promptly thus assisting to manage any additional costs associated with soliciting votes.

☑

Read the Enclosed Materials...

Enclosed is the following information for the CNL Healthcare Trust, Inc. Annual Meeting of Stockholders:

•       2011 Annual Report

•       Proxy Statement that describes the proposals to be voted upon

•       Proxy card for each registration*

*You may have more than one proxy card included in your packet because you have multiple registrations. Please be sure to vote all proxies in your packet.

☑	Complete the Proxy Card and Return by Mail… On the proxy card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

☑	...Or Vote by Telephone Call (800) 690-6903 using a touch-tone telephone and follow the simple, recorded instructions. Your control number is located on the proxy card.

☑

…Or Vote by Internet

Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the proxy card.

If you voted by telephone or the internet, please DO NOT mail back the proxy card.

☑	For Assistance… If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Broadridge Investor Communication Solutions, Inc., at (877) 257-9948.

Thank you!

We appreciate your participation and support. Again, please be sure to vote. Your vote is important!